                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                May 19, 1995


                                   PRONET INC.
                                   -----------
             (Exact name of registrant as specified in its charter)


    Delaware                   0-16029                         75-1832168
- ---------------        ----------------------              ------------------
(State or other       (Commission File Number)              (I.R.S. Employer
jurisdiction of                                          Identification Number)
incorporation)


600 Data Drive
Suite 100
Plano, Texas                                                          75075
- ---------------------                                                 -----
(Address of principal                                               (Zip Code)
 executive offices)


Registrant's telephone number,
  including area code:                                           (214) 964-9500

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 19, 1995, ProNet Inc. (the "Company") completed the acquisition of substantially all of the paging assets of All City Communication Company, Inc., a Wisconsin corporation ("All City"), for approximately $6.4 million comprised of approximately $6.0 million paid in cash at closing and a $350,000 deferred payment which is due and payable on or before May 19, 1996, and is payable, at the Company's discretion, either in shares of common stock of the Company, or cash, pursuant to an Asset Purchase Agreement dated as of June 30, 1994, by and among All City, Robert J. von Bereghy, Maurice S. Meyers, Martin T. Franke, Virginia Franke, Personal Representative of the Estate of Martin K. Franke, and Cove Communications of Wisconsin, Inc., an Illinois corporation (collectively, the "Shareholders", and together with All City, the "Sellers") and the Company. Concurrently with the closing of the All City acquisition, the Company entered into noncompetition agreements with the Sellers. The acquisition was effective as of May 1, 1995.

     All City is a provider of commercial paging services and serves approximately 20,000 subscribers in the Milwaukee area. The assets acquired include accounts receivable, pager inventory and property and equipment that are used in the conduct of such radio paging system business. The Company intends to continue to use the assets acquired from All City to provide paging services and does not intend to devote such assets to other purposes.

     The Company borrowed approximately $6.0 million in cash to fund the All City acquisition under an Amended and Restated Credit Agreement dated as of February 9, 1995, by and between The First National Bank of Chicago, as Agent and the Company. The consideration paid for the assets of All City was determined through arm's length negotiations between the Company and the Sellers.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements and pro forma financial information are attached hereto and filed as part of this report:


     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          - Audited Balance Sheets of All City as of December 31, 1994, 1993 and 1992.

          - Audited Statements of Income and Cash Flows for All City for the years ended December 31, 1994, 1993 and 1992.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED (CON'T).

          - Unaudited Balance Sheet of All City as of March 31, 1995.

          - Unaudited Statement of Income and Cash Flows for All City for the three months ended March 31, 1995.

     (b) PRO FORMA FINANCIAL INFORMATION.

          - Unaudited Pro Forma Condensed Consolidated Balance Sheet for the Company as of March 31, 1995, consolidating the assets and certain liabilities of Carrier Paging Systems, Inc. ("Carrier"), Metropolitan Houston Paging Services, Inc. ("Metropolitan") and All City.

          - Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Company for the year ended December 31, 1994 and the three months ended March 31, 1995, incorporating the operating revenues and expenses of Contact Communications, Inc. ("Contact"), Radio Call Company, Inc. and Affiliates ("Radio Call"), the RCC Division of Chicago Communication Service, Inc. ("ChiComm"), High Tech Communications Corp. ("High Tech"), Signet Paging of Charlotte, Inc. ("Signet"), Carrier, Metropolitan and All City.

     The Pro Forma Condensed Consolidated Statements of Operations include reasonable estimates of costs and expenses which will be incurred by the Company in connection with the operation of Contact, Radio Call, ChiComm, High Tech, Signet, Carrier, Metropolitan and All City. Operating results for the three month period are not necessarily indicative of results that may be expected for the full year. The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Registrant and the financial statements of All City included in this Form 8-K.

     (c)  EXHIBITS.

           [none]

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 PRONET INC.
                                                 (Registrant)


Date:     June 2, 1995             By:  /s/ Jan E. Gaulding
                                        ---------------------------
                                        Jan E. Gaulding
                                        Senior Vice President and
                                        Chief Financial Officer
                                        (principal financial and
                                        accounting officer)


                      PRO FORMA CONSOLIDATED BALANCE SHEET
                          PRONET INC. AND SUBSIDIARIES
                                   (UNAUDITED)

                                                       ProNet Inc.          Carrier         Metropolitan       All City
                                                   -----------------  -----------------  ----------------  -----------------
                                                        March 31,          March 31,         March 31,          March 31,
                                                           1995              1995               1995              1995
                                                   -----------------  -----------------  ----------------  -----------------
                                                           (A)
A S S E T S

CURRENT ASSETS
  Cash and cash equivalents                        $      5,368,400   $        102,048   $     1,558,400    $           974
  Trade accounts receivable, net of
    allowance for doubtful accounts                       4,653,659            245,005           103,208            232,205
  Inventories                                             3,848,215            141,150            50,509             52,946
  Other current assets                                    2,696,250             19,527           338,732             12,087
                                                   -----------------  -----------------  ----------------  -----------------
            TOTAL CURRENT ASSETS                         16,566,524            507,730         2,050,849            298,212

EQUIPMENT
  Pagers                                                 25,257,281            800,001                 0          3,045,165
  Communications equipment                               14,930,821            797,320         6,068,030          1,690,012
  Security systems equipment                             10,842,531                  0                 0                  0
  Office and other equipment                              3,743,036             56,764           757,536            255,918
                                                   -----------------  -----------------  ----------------  -----------------
                                                         54,773,669          1,654,085         6,825,566          4,991,095
  Less allowance for depreciation                        26,880,105          1,187,482         2,864,832          3,665,204
                                                   -----------------  -----------------  ----------------  -----------------
                                                         27,893,564            466,603         3,960,734          1,325,891
OTHER ASSETS, net of amortization                        42,510,951            192,340                 0            167,549
                                                   -----------------  -----------------  ----------------  -----------------

                                                   $     86,971,039   $      1,166,673   $     6,011,583    $     1,791,652
                                                   -----------------  -----------------  ----------------  -----------------
                                                   -----------------  -----------------  ----------------  -----------------

L I A B I L I T I E S  A N D  S H A R E H O L D E R S '  E Q U I T Y

CURRENT LIABILITIES
  Trade payables                                   $      1,419,930   $         92,322   $       209,245    $       476,782
  Other accrued expenses and liabilities                  7,761,327            330,630           138,898            413,649
  Current maturities of long-term debt                            0            554,438                 0            300,000
                                                   -----------------  -----------------  ----------------  -----------------
          TOTAL CURRENT LIABILITIES                       9,181,257            977,390           348,143          1,190,431

LONG-TERM DEBT, less current maturities                  21,900,000                  0                 0         10,832,233

DEFERRED PAYMENTS                                         5,332,298                  0                 0                  0

DEFERRED TAX LIABILITIES                                    145,596                  0           513,433                  0

SHAREHOLDERS' EQUITY
  Common stock                                               65,472                200             1,800                501
  Additional capital                                     49,684,973                  0         4,555,839          2,577,212
  Retained earnings                                       2,091,255            189,083           592,368        (12,808,725)
  Owner's Equity                                                  0                  0                 0                  0
  Less treasury stock at cost                            (1,429,812)                 0                 0                  0
                                                   -----------------  -----------------  ----------------  -----------------
                                                         50,411,888            189,283         5,150,007        (10,231,012)
                                                   -----------------  -----------------  ----------------  -----------------
                                                   $     86,971,039   $      1,166,673   $     6,011,583    $     1,791,652
                                                   -----------------  -----------------  ----------------  -----------------
                                                   -----------------  -----------------  ----------------  -----------------

                                                                                                                      Pro Forma
                                                 Carrier              Metropolitan             All City            Balance Sheet a
                                                Pro Forma              Pro Forma              Pro Forma               March 31,
                                               Adjustments            Adjustments            Adjustments                1995
                                            ----------------      -----------------      -----------------      ------------------

A S S E T S

CURRENT ASSETS
  Cash and cash equivalents                 $      (102,048)(5)    $    (1,349,155)(5)    $          (974)(5)    $      5,577,645
  Trade accounts receivable, net of
    allowance for doubtful accounts                       0                      0                      0               5,234,077
  Inventories                                             0                      0                      0               4,092,820
  Other current assets                              (19,527)(5)                  0                      0               3,047,069
                                            ----------------      -----------------      -----------------      ------------------
            TOTAL CURRENT ASSETS                   (121,575)            (1,349,155)                  (974)             17,951,611

EQUIPMENT
  Pagers                                           (574,328)(5)                  0             (2,236,213)(5)          26,291,906
  Communications equipment                         (572,403)(5)         (2,615,657)(5)         (1,241,058)(5)          19,057,065
  Security systems equipment                              0                      0                      0              10,842,531
  Office and other equipment                        (40,751)(5)           (249,175)(5)           (187,933)(5)           4,335,395
                                            ----------------      -----------------      -----------------      ------------------
                                                 (1,187,482)            (2,864,832)            (3,665,204)             60,526,897
  Less allowance for depreciation                (1,187,482)(5)         (2,864,832)(5)         (3,665,204)(5)          26,880,105
                                            ----------------      -----------------      -----------------      ------------------
                                                          0                      0                      0              33,646,792
OTHER ASSETS, net of amortization                 5,679,968 (6)         17,060,250 (6)          4,638,713 (6)          70,249,771
                                            ----------------      -----------------      -----------------      ------------------

                                            $     5,558,393        $    15,711,095        $     4,637,739        $    121,848,174
                                            ----------------      -----------------      -----------------      ------------------
                                            ----------------      -----------------      -----------------      ------------------

L I A B I L I T I E S  A N D  S H A R E H O L D E R S '  E Q U I T Y

CURRENT LIABILITIES
  Trade payables                            $        (7,317)(5)    $             0        $      (476,782)(5)    $      1,714,180
  Other accrued expenses and liabilities           (190,569)(5)           (138,898)(5)           (384,258)(5)           7,930,779
  Current maturities of long-term debt             (554,438)(5)                  0               (300,000)(5)                   0
                                            ----------------      -----------------      -----------------      ------------------
          TOTAL CURRENT LIABILITIES                (752,324)              (138,898)            (1,161,040)              9,644,959

LONG-TERM DEBT, less current maturities           3,500,000 (7)         21,000,000 (7)         (4,782,233)(7)          52,450,000

DEFERRED PAYMENTS                                 3,000,000 (7)                  0                350,000 (7)           8,682,298

DEFERRED TAX LIABILITIES                                  0                      0                      0                 659,029

SHAREHOLDERS' EQUITY
  Common stock                                         (200)(5)             (1,800)(5)               (501)(5)              65,472
  Additional capital                                      0             (4,555,839)(5)         (2,577,212)(5)          49,684,973
  Retained earnings                                (189,083)(5)           (592,368)(5)         12,808,725 (5)           2,091,255
  Owner's Equity                                          0                      0                      0                       0
  Less treasury stock at cost                             0                      0                      0              (1,429,812)
                                            ----------------      -----------------      -----------------      ------------------
                                                   (189,283)            (5,150,007)            10,231,012              50,411,888
                                            ----------------      -----------------      -----------------      ------------------
                                            $     5,558,393        $    15,711,095        $     4,637,739        $    121,848,174
                                            ----------------      -----------------      -----------------      ------------------
                                            ----------------      -----------------      -----------------      ------------------

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.


(A)  Amounts include Contact (acquired March 1, 1994), Radio Call and ChiComm
      (acquired August 1, 1994), High Tech (acquired December 31, 1994) and Signet (acquired March 1, 1995).


                                   PRONET INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Historical Results for the Period from January 1, 1994 to the Date Indicated
                                              ------------------------------------------------------------------------------
                                                                                                            RCC Division
                                                                        Contact          Radio Call          of Chicago
                                                                    Communications,     Company, Inc.       Communication
                                                  ProNet Inc.            Inc.          and Affiliates       Service, Inc.
                                              -----------------  ------------------  -----------------  ------------------
                                                  December 31,       February 28,         July 29,            July 31,
                                                      1994               1994               1994                1994
                                              -----------------  ------------------  -----------------  ------------------
NET REVENUES
  Recurring revenues                          $     33,078,998   $       1,598,419   $      3,199,644   $       2,224,507
  Paging equipment revenues                          6,638,587             743,048            738,132             337,911
  Cost of paging equipment revenues                 (6,643,194)           (955,717)          (536,247)           (295,653)
                                              -----------------  ------------------  -----------------  ------------------
                                                    33,074,391           1,385,750          3,401,529           2,266,765

COST OF SALES AND SERVICES                           9,184,861             201,783            754,757             486,000

GROSS MARGIN                                        23,889,530           1,183,967          2,646,772           1,780,765

EXPENSES
  Sales, General & Administrative                   12,126,202           1,021,828          2,180,698             792,000
  Depreciation and amortization                      8,573,909              92,921            689,403             412,925
                                              -----------------  ------------------  -----------------  ------------------
                                                    20,700,111           1,114,749          2,870,101           1,204,925
                                              -----------------  ------------------  -----------------  ------------------

      OPERATING INCOME (LOSS)                        3,189,419              69,218           (223,329)            575,840

OTHER INCOME (EXPENSE)
  Interest Expense                                  (1,774,089)            (46,019)           (43,781)           (140,221)
  Interest and Other Income                            173,024                   0                  0                   0
                                              -----------------  ------------------  -----------------  ------------------
                                                    (1,601,065)            (46,019)           (43,781)           (140,221)

      INCOME (LOSS) BEFORE
        INCOME TAXES                                 1,588,354              23,199           (267,110)            435,619

  Provision (benefit) for income taxes                 895,452                   0            (58,896)                  0
                                              -----------------  ------------------  -----------------  ------------------

      NET INCOME (LOSS)                       $        692,902   $          23,199   $       (208,214)  $         435,619
                                              -----------------  ------------------  -----------------  ------------------
                                              -----------------  ------------------  -----------------  ------------------

EARNINGS PER SHARE                            $           0.16
                                              -----------------
                                              -----------------

WEIGHTED AVERAGE SHARES                              4,392,863
                                              -----------------
                                              -----------------
                                      ---------------------------------------------------------------------------------------------

                                           High Tech           Signet           Carrier           Metropolitan          All City
                                      ----------------- ----------------- -----------------  ------------------  ------------------
                                          December 31,      December 31,      December 31,        December 31,        December 31,
                                              1994              1994              1994                1994                1994
                                      ----------------- ----------------- -----------------  ------------------  ------------------
NET REVENUES
  Recurring revenues                  $        290,716  $      4,750,322  $      2,434,790   $       4,834,561   $       3,257,045
  Paging equipment revenues                          0         1,099,976           900,539             152,389             387,257
  Cost of paging equipment revenues                  0        (1,089,118)       (1,185,274)           (156,329)           (299,505)
                                      ----------------- ----------------- -----------------  ------------------  ------------------
                                               290,716         4,761,180         2,150,055           4,830,621           3,344,797

COST OF SALES AND SERVICES                      86,159         1,148,968           202,813           1,516,933             833,005

GROSS MARGIN                                   204,557         3,612,212         1,947,242           3,313,688           2,511,792

EXPENSES
  Sales, General & Administrative              219,951         2,287,592         1,603,121           1,622,247           1,669,730
  Depreciation and amortization                127,585           626,714           227,675             597,050           1,225,004
                                      ----------------- ----------------- -----------------  ------------------  ------------------
                                               347,536         2,914,306         1,830,796           2,219,297           2,894,734
                                      ----------------- ----------------- -----------------  ------------------  ------------------

      OPERATING INCOME (LOSS)                 (142,979)          697,906           116,446           1,094,391            (382,942)

OTHER INCOME (EXPENSE)
  Interest Expense                                   0          (292,167)         (124,271)                  0          (1,595,160)
  Interest and Other Income                          0             4,790                 0              27,185                   0
                                      ----------------- ----------------- -----------------  ------------------  ------------------
                                                     0          (287,377)         (124,271)             27,185          (1,595,160)

      INCOME (LOSS) BEFORE
        INCOME TAXES                          (142,979)          410,529            (7,825)          1,121,576          (1,978,102)

  Provision (benefit) for income taxes               0                 0                 0             381,336                  25
                                      ----------------- ----------------- -----------------  ------------------  ------------------

      NET INCOME (LOSS)               $       (142,979) $        410,529  $         (7,825)  $         740,240   $      (1,978,127)
                                      ----------------- ----------------- -----------------  ------------------  ------------------
                                      ----------------- ----------------- -----------------  ------------------  ------------------

EARNINGS PER SHARE

WEIGHTED AVERAGE SHARES

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.


                                   PRONET INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     Contact               Radio Call              ChiComm               High Tech                Signet
    Pro Forma              Pro Forma              Pro Forma              Pro Forma              Pro Forma
   Adjustments            Adjustments            Adjustments            Adjustments            Adjustments
- ------------------      -----------------      -----------------      -----------------      -----------------
$               0       $              0       $              0       $              0       $              0
                0                      0                      0                      0                      0
                0                      0                      0                      0                      0
- ------------------      -----------------      -----------------      -----------------      -----------------
                0                      0                      0                      0                      0

                0                      0                      0                      0                      0

                0                      0                      0                      0                      0

         (425,228)(3)           (534,617)(3)             58,333 (3)                  0 (3)           (210,000)(3)
          196,558 (1)            170,284 (1)            397,650 (1)             76,514 (1)            477,184 (1)
- ------------------      -----------------      -----------------      -----------------      -----------------
         (228,670)              (364,333)               455,983                 76,514                267,184
- ------------------      -----------------      -----------------      -----------------      -----------------

          228,670                364,333               (455,983)               (76,514)              (267,184)

         (138,981)(2)           (227,381)(2)           (176,146)(2)            (32,813)(2)           (265,833)(2)
                0                      0                      0                      0                      0
- ------------------      -----------------      -----------------      -----------------      -----------------
         (138,981)              (227,381)              (176,146)               (32,813)              (265,833)

           89,689                136,952               (632,129)              (109,326)              (533,017)

          109,163 (4)             11,338 (4)            (71,802)(4)            (92,188)(4)            (44,755)(4)
- ------------------      -----------------      -----------------      -----------------      -----------------

$         (19,474)      $        125,614       $       (560,327)      $        (17,138)      $       (488,262)
- ------------------      -----------------      -----------------      -----------------      -----------------
- ------------------      -----------------      -----------------      -----------------      -----------------

                                                                          Pro Forma
    Carrier              Metropolitan              All City               Year Ended
   Pro Forma              Pro Forma               Pro Forma              December 31,
  Adjustments            Adjustments             Adjustments                 1994
- -----------------      -----------------      ------------------      -------------------

$              0       $              0       $        (348,607)(3)   $       55,320,395
               0                      0                       0               10,997,839
               0                      0                       0              (11,161,037)
- -----------------      -----------------      ------------------      -------------------
               0                      0                (348,607)              55,157,197

               0                      0                 (45,819)(3)           14,369,460

               0                      0                (302,788)              40,787,737

        (813,646)(3)           (214,300)(3)            (769,318)(3)           20,614,593
         392,640 (1)          1,137,350 (1)            (169,337)(1)           15,252,029
- -----------------      -----------------      ------------------      -------------------
        (421,006)               923,050                (938,655)              35,866,622
- -----------------      -----------------      ------------------      -------------------

         421,006               (923,050)                635,867                4,921,115

        (129,620)(2)         (1,483,125)(2)           1,035,550 (2)           (5,434,057)
               0                      0                       0                  204,999
- -----------------      -----------------      ------------------      -------------------
        (129,620)            (1,483,125)              1,035,550               (5,229,058)

         291,386             (2,406,175)              1,671,417                 (307,942)

         103,609 (4)           (432,471)(4)            (112,083)(4)              688,728
- -----------------      -----------------      ------------------      -------------------

$        187,777       $     (1,973,704)      $       1,783,500       $         (996,670)
- -----------------      -----------------      ------------------      -------------------
- -----------------      -----------------      ------------------      -------------------

                                                                      $            (0.23)
                                                                      -------------------
                                                                      -------------------

                                                                               4,392,863
                                                                      -------------------
                                                                      -------------------



                                                          PRONET INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                         Historical Results for the Period from January 1, 1995 to the Date Indicated
                                         -----------------------------------------------------------------------------------
                                           ProNet Inc.         Signet          Carrier        Metropolitan       All City
                                         ---------------  ---------------  ---------------  ---------------  ---------------
                                            March 31,       February 28,      March 31,        March 31,        March 31,
                                              1995             1995             1995             1995             1995
                                         ---------------  ---------------  ---------------  ---------------  ---------------
NET REVENUES
  Recurring revenues                     $   10,487,788   $      871,772   $      532,166   $    1,408,364   $      862,810
  Paging equipment revenues                   2,195,743          109,268          196,829           26,423           69,352
  Cost of paging equipment revenues          (2,065,236)        (109,188)        (179,036)         (30,239)         (55,370)
                                         ---------------  ---------------  ---------------  ---------------  ---------------
                                             10,618,295          871,852          549,959        1,404,548          876,792

COST OF SALES AND SERVICES                    2,466,451          273,378           59,046          392,284          210,538

GROSS MARGIN                                  8,151,844          598,474          490,913        1,012,264          666,254

EXPENSES
  Sales, General & Administrative             4,638,132          366,838          285,706          404,212          340,170
  Depreciation and amortization               2,744,868           17,300           54,292          159,990          200,483
                                         ---------------  ---------------  ---------------  ---------------  ---------------
                                              7,383,000          384,138          339,998          564,202          540,653
                                         ---------------  ---------------  ---------------  ---------------  ---------------

      OPERATING INCOME (LOSS)                   768,844          214,336          150,915          448,062          125,601

OTHER INCOME (EXPENSE)
  Interest Expense                             (386,076)         (53,566)         (25,820)               0         (396,331)
  Interest and Other Income                      41,399            1,658              942           12,709                0
                                         ---------------  ---------------  ---------------  ---------------  ---------------
                                               (344,677)         (51,908)         (24,878)          12,709         (396,331)
      INCOME (LOSS) BEFORE
        INCOME TAXES                            424,167          162,428          126,037          460,771         (270,730)

  Provision for income taxes                    358,422                0              638          156,662                0
                                         ---------------  ---------------  ---------------  ---------------  ---------------

      NET INCOME (LOSS)                  $       65,745   $      162,428   $      125,399   $      304,109   $     (270,730)
                                         ---------------  ---------------  ---------------  ---------------  ---------------
                                         ---------------  ---------------  ---------------  ---------------  ---------------

EARNINGS PER SHARE                       $        $0.01
                                         ---------------
                                         ---------------

WEIGHTED AVERAGE SHARES                       6,627,131
                                         ---------------
                                         ---------------
                                                                                                                        Pro Forma
                                        Signet            Carrier            Metropolitan           All City           3 Mos Ended
                                      Pro Forma          Pro Forma            Pro Forma            Pro Forma            March 31,
                                     Adjustments        Adjustments          Adjustments          Adjustments              1995
                                   ---------------    ---------------      ---------------      ---------------      ---------------
NET REVENUES
  Recurring revenues               $            0     $            0       $            0       $      (83,231)(3)   $   14,079,669
  Paging equipment revenues                     0                  0                    0                    0            2,597,615
  Cost of paging equipment revenues             0                  0                    0                    0           (2,439,069)
                                   ---------------    ---------------      ---------------      ---------------      ---------------
                                                0                  0                    0              (83,231)          14,238,215

COST OF SALES AND SERVICES                      0                  0                    0               (7,475)(3)        3,394,222

GROSS MARGIN                                    0                  0                    0              (75,756)          10,843,993

EXPENSES
  Sales, General & Administrative         (38,333)(3)       (143,412)(3)          (39,950)(3)          (93,063)(3)        5,720,300
  Depreciation and amortization            79,531 (1)         98,160 (1)          284,338 (1)          (42,334)(1)        3,596,627
                                   ---------------    ---------------      ---------------      ---------------      ---------------
                                           41,197            (45,252)             244,388             (135,397)           9,316,927
                                   ---------------    ---------------      ---------------      ---------------      ---------------

      OPERATING INCOME (LOSS)             (41,197)            45,252             (244,388)              59,641            1,527,066

OTHER INCOME (EXPENSE)
  Interest Expense                        (39,434)(2)        (38,055)(2)         (370,781)(2)          257,581 (2)       (1,052,482)
  Interest and Other Income                     0                  0                    0                    0               56,708
                                   ---------------    ---------------      ---------------      ---------------      ---------------
                                          (39,434)           (38,055)            (370,781)             257,581             (995,774)

      INCOME (LOSS) BEFORE
        INCOME TAXES                      (80,631)             7,197             (615,169)             317,222              531,292

  Provision for income taxes               29,887 (4)         48,079 (4)         (109,183)(4)           15,478 (4)          499,983
                                   ---------------    ---------------      ---------------      ---------------      ---------------

      NET INCOME (LOSS)            $     (110,518)    $      (40,882)      $     (505,986)      $      301,744       $       31,309
                                   ---------------    ---------------      ---------------      ---------------      ---------------
                                   ---------------    ---------------      ---------------      ---------------      ---------------

EARNINGS PER SHARE                                                                                                   $         0.00
                                                                                                                     ---------------
                                                                                                                     ---------------

WEIGHTED AVERAGE SHARES                                                                                                   6,627,131
                                                                                                                     ---------------
                                                                                                                     ---------------

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                   PRONET INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


On March 1, 1994, ProNet Inc. (the "Company") completed the acquisition of all of the outstanding capital stock of Contact Communications, Inc. ("Contact") for approximately $19 million and filed a Form 8-K/A on May 12, 1994. Effective August 1, 1994, the Company completed two additional acquisitions. The first of these acquisitions involved the purchase of substantially all of the paging assets of Radio Call Company, Inc. ("Radio Call") and certain of its affiliates for approximately $7.8 million in cash. The second acquisition involved the purchase of substantially all of the Chicago area paging assets of the RCC Division of Chicago Communication Service, Inc., ("ChiComm") for consideration of approximately $9.8 million, comprised of approximately $8.9 million paid in cash at closing and a $950,000 deferred payment. The Company filed a Form 8-K/A on October 14, 1994, for the Radio Call and ChiComm acquisitions.

Effective December 31, 1994, ProNet completed the acquisition of substantially all of the paging assets of High Tech Communications Corp. ("High Tech") for approximately $900,000, comprised of $700,000 paid in cash at closing and a $200,000 deferred payment. There was no Form 8-K filed by the Company for this acquisition as it did not qualify as a significant subsidiary of the Company in accordance with the definition of significant subsidiary in Rule 1-02 (v) of Regulation S-X.

On March 1, 1995, Contact Communications Inc., a Delaware corporation ("CCI") and wholly-owned subsidiary of the Company, completed the acquisition of substantially all of the paging assets of Signet Paging of Charlotte, Inc. ("Signet") for approximately $9.0 million, comprised of approximately $4.8 million paid in cash at closing and a $4.2 million deferred payment. The Company filed a Form 8-K/A related to the Signet acquisition on May 12, 1995.

On April 1, 1995, CCI completed the acquisition of substantially all of the paging assets of Carrier Paging Systems, Inc. ("Carrier") for approximately $6.5 million, comprised of approximately $3.5 million paid in cash at closing and a $3.0 million deferred payment. The Company filed a Form 8-K/A for the Carrier acquisition on June 2, 1995.

On May 3, 1995, CCI completed the acquisition of all of the outstanding capital stock of Metropolitan for approximately $21.0 million which was paid in cash at closing. The Company filed a Form 8-K for the Metropolitan acquisition on May 18, 1995.

On May 19, 1995, the Company completed the acquisition of substantially all of the paging assets of All City for approximately $6.4 million comprised of approximately $6.0 million paid in cash at closing and a $350,000 deferred payment pursuant to an Asset Purchase Agreement dated as of June 30, 1994, by and among All City, Robert J. von

Bereghy, Maurice S. Meyers, Martin T. Franke, Virginia Franke, Personal Representative of the Estate of Martin K. Franke, and Cove Communications of Wisconsin, Inc., an Illinois corporation (collectively, the "Shareholders", and together with All City, the "Sellers") and the Company. Concurrently with the closing of the All City acquisition, the Company entered into noncompetition agreements with the Sellers.

All deferred payments are due and payable one year from the closing of the respective transactions. These balances are payable, at the Company's discretion, either in cash or shares of the Company's common stock based on market value at the date of payment.

The unaudited pro forma condensed financial statements reflect the transactions as though Contact, Radio Call, ChiComm, High Tech, Signet, Carrier, Metropolitan and All City had been acquired at the beginning of the periods presented. All City's year end is December 31 which is consistent with the Company. Since Contact was acquired on March 1, 1994, Contact's results of operations for the two months ended February 28, 1994 are used to arrive at the pro forma results for the year ended December 31, 1994. Because Radio Call and ChiComm were acquired on August 1, 1994, their results of operations for the seven months ended July 31, 1994 are used to arrive at the pro forma results for the year ended December 31, 1994. Because Signet was acquired on March 1, 1995, its results of operations for the two months ended February 28, 1995 are used to arrive at the pro forma results for the three months ended March 31, 1995.
Since Carrier, Metropolitan and All City were acquired subsequent to March 31, 1995, their results of operations for the three months ended March 31, 1995 are used to arrive at the pro forma results for the three months ended March 31, 1995.

The accompanying Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1994, and the three months ended March 31, 1995 have been prepared by combining the historical results of Contact, Radio Call, ChiComm, High Tech, Signet, Carrier, Metropolitan and All City for such periods and reflect the following adjustments:

(1) Pro forma adjustments are made to the statements of operations to reflect additional depreciation and amortization expense based on the fair value of the assets acquired as if the acquisitions had occurred at the beginning of the periods presented. Pro forma depreciation is computed by the straight-line method over the remaining estimated useful lives of the assets. The noncompetition agreements are amortized using the straight-line method over a five year term, and goodwill is amortized using the straight-line method over a 15-year term.

(2) Pro forma adjustments reflect the impact on interest expense due to the financing of the acquisitions which includes amounts borrowed under the Company's line of credit and term loan facility and amounts due pursuant to the Signet and All City deferred payments.

(3) The pro forma adjustments to selling, general and administrative expenses are representative of expenses that either would or would not have been incurred if the acquisitions had occurred at the beginning of the periods presented. For Radio Call, Contact, Carrier and Metropolitan, cost savings relate to decreased salaries, office rent and professional fees. For ChiComm, additional costs relate to increased salaries and office rent. For Signet, cost savings relate to decreased salaries and professional fees and additional costs relate to increased office rent. For High Tech, no pro forma adjustments to selling, general and administrative expenses are recorded. For All City, a reduction in revenues and cost of sales and services related to the telephone answering service ("TAS") operations that were not included in the purchase is recorded. All City cost savings relate to decreased salaries and TAS related expenses.

(4) A pro forma adjustment is made to reflect the effect upon the income tax provision as if the acquisitions had occurred at the beginning of the periods presented. The primary differences in the effective tax rate between the Company's historical financial statements and the pro forma statements are state taxes and the amortization of goodwill related to the Contact and Metropolitan acquisitions which is assumed not to be deductible for tax purposes.

The accompanying Pro Forma Consolidated Balance Sheet as of March 31, 1995, has been prepared as if the acquisitions of Carrier, Metropolitan and All City had occurred on that date and includes the following adjustments to reflect the acquisitions (Contact, Radio Call, ChiComm, High Tech and Signet are reflected in the March 31, 1995 Balance Sheet of ProNet Inc.):

(5) A pro forma adjustment is made to reflect the fair value of those assets and liabilities that were acquired as a result of the acquisition of Carrier, Metropolitan and All City. The Company did not acquire cash or assume certain trade payables, certain accrued expenses or existing long-term debt for Carrier or All City.

(6) A pro forma adjustment is made to goodwill equal to the excess of the purchase price over the fair values assigned to assets and liabilities assumed.

(7) A pro forma adjustment is made to record the borrowings under the line of credit and term loan facility to finance the acquisitions of Carrier, Metropolitan and All City.

The pro forma condensed financial information presented is not necessarily indicative of either the results of operations that would have occurred had the acquisition taken place at the beginning of the periods presented or of future results of operations of the combined operations.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
ProNet Inc.
Plano, Texas

    We have audited the balance sheets of All City Communication Company, Inc. as of December 31, 1994, 1993 and 1992 the related statements of operations, stockholders' deficit and cash flows for each of the three years ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of All City Communication Company, Inc. as of December 31, 1994, 1993 and 1992 and the results of its operations and its cash flows for each of the three years ended December 31, 1994, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          WINTER, KLOMAN, MOTER & REPP, S.C.

April 14, 1995
Elm Grove, Wisconsin

                      ALL CITY COMMUNICATION COMPANY, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                                   DECEMBER 31,
                                                                       MARCH 31,    ------------------------------------------
                                                                         1995           1994           1993            1992
                                                                     -------------  -------------  -------------  ------------
                                                                      (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents........................................  $         974  $           0  $      41,292  $     37,363
  Accounts receivable, less allowance for doubtful accounts of
   $32,000, $57,000 and $36,000 as of December 31, 1994, 1993 and
   1992, respectively..............................................        232,205        239,147        278,737       215,912
  Inventories......................................................         52,946         40,698         43,137        47,538
  Other current assets.............................................         12,087         29,929         49,566        12,199
  Deferred tax asset (Note 7)......................................       --             --             --             --
                                                                     -------------  -------------  -------------  ------------
    Total current assets...........................................        298,212        309,774        412,732       313,012
                                                                     -------------  -------------  -------------  ------------
PROPERTY AND EQUIPMENT, at cost (Note 2)
  Transmitting equipment...........................................      1,690,012      1,655,142      1,353,667     1,270,054
  Pagers...........................................................      3,045,165      2,972,923      2,698,366     2,358,814
  Furniture and fixtures...........................................        190,054         52,511        153,872        44,673
  Computers........................................................       --              136,668       --              38,843
  Leasehold improvements...........................................         65,864         65,864         65,864        66,029
                                                                     -------------  -------------  -------------  ------------
                                                                         4,991,095      4,883,108      4,271,769     3,778,413
  Less accumulated depreciation....................................      3,665,204      3,483,908      2,692,783     1,953,998
                                                                     -------------  -------------  -------------  ------------
                                                                         1,325,891      1,399,200      1,578,986     1,824,415
                                                                     -------------  -------------  -------------  ------------
OTHER ASSETS, net of accumulated amortization of $905,473,
 $4,796,793 and $4,534,405 as of December 31, 1994, 1993 and 1992,
 respectively......................................................        167,549        161,312        423,127       884,801
                                                                     -------------  -------------  -------------  ------------
                                                                     $   1,791,652  $   1,870,286  $   2,414,845  $  3,022,228
                                                                     -------------  -------------  -------------  ------------
                                                                     -------------  -------------  -------------  ------------
                                     LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Current maturities on long-term debt (Note 2)....................  $     300,000  $     336,499  $     300,000  $    486,303
  Accounts payable.................................................        476,782        617,388        452,249       345,454
  Customer deposits................................................         29,391         30,182         35,064        44,609
  Accrued salaries, taxes and benefits.............................         31,666         19,244         18,754        50,294
  Accrued income taxes (Note 7)....................................       --                   25             25         4,116
  Other current liabilities........................................        352,953        149,964        141,643       127,743
                                                                     -------------  -------------  -------------  ------------
    Total current liabilities......................................      1,190,792      1,153,302        947,735     1,058,519
                                                                     -------------  -------------  -------------  ------------
LONG-TERM DEBT (Note 2)
  Note payable.....................................................      1,325,000      1,564,566      1,700,000       660,000
  Secured equipment notes..........................................       --             --             --             688,938
  Covenant not-to-compete..........................................        300,000        300,000        300,000       300,000
  Subordinated note purchase agreement, including deferred
   interest........................................................      9,507,233      9,149,559      7,749,626     6,315,080
                                                                     -------------  -------------  -------------  ------------
                                                                        11,132,233     11,014,125      9,749,626     7,964,018
  Less current maturities on long-term debt........................        300,000        336,499        300,000       486,303
                                                                     -------------  -------------  -------------  ------------
                                                                        10,832,233     10,677,626      9,449,626     7,477,715
                                                                     -------------  -------------  -------------  ------------
CONTINGENT LIABILITY (Note 5)......................................       --             --             --             --
                                                                     -------------  -------------  -------------  ------------
STOCKHOLDERS' DEFICIT (Note 8)
  Common stock, $.01 par value; authorized 56,000 shares, issued
   and outstanding 50,110 shares...................................            501            501            501           501
  Paid-in capital..................................................      2,577,212      2,577,212      2,577,212     2,577,212
  Accumulated deficit..............................................    (12,809,086)   (12,538,355)   (10,560,229)   (8,091,719)
                                                                     -------------  -------------  -------------  ------------
                                                                       (10,231,373)    (9,960,642)    (7,982,516)   (5,514,006)
                                                                     -------------  -------------  -------------  ------------
                                                                     $   1,791,652  $   1,870,286  $   2,414,845  $  3,022,228
                                                                     -------------  -------------  -------------  ------------
                                                                     -------------  -------------  -------------  ------------

  The Notes to Financial Statements are an integral part of these statements.

                      ALL CITY COMMUNICATION COMPANY, INC.

                            STATEMENTS OF OPERATIONS




                                                       THREE MONTHS
                                                           ENDED                YEAR ENDED DECEMBER 31,
                                                         MARCH 31,    -------------------------------------------
                                                           1995           1994           1993           1992
                                                       -------------  -------------  -------------  -------------
                                                        (UNAUDITED)
Net revenues.........................................   $   876,792   $   3,644,302  $   3,635,908  $   3,524,008
Operating expenses
  Cost of equipment sold.............................       210,538         299,505        294,761        323,303
  Selling, general and administrative expenses.......       340,170       2,502,735      2,735,409      2,614,225
                                                       -------------  -------------  -------------  -------------
                                                            550,708       2,802,240      3,030,170      2,937,528
                                                       -------------  -------------  -------------  -------------
    Income from operations...........................       326,084         842,062        605,738        586,480
Other (income) expense:
  Interest expense...................................       396,331       1,590,550      1,587,904      1,427,375
  Depreciation and amortization......................       200,483       1,225,004      1,402,443      2,469,738
  Gain on sale of property and equipment.............       --             --             --               43,607
  Reserve for obsolete pagers........................       --             --               84,000       --
  Other income.......................................       --                4,610           (124)        (8,535)
                                                       -------------  -------------  -------------  -------------
                                                            596,814       2,820,164      3,074,223      3,932,185
                                                       -------------  -------------  -------------  -------------
    Loss before income taxes.........................      (270,730)     (1,978,102)    (2,468,485)    (3,345,705)
Income taxes -- current..............................       --                   25             25       --
                                                       -------------  -------------  -------------  -------------
    Net loss.........................................   $  (270,730)  $  (1,978,127) $  (2,468,510) $  (3,345,705)
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

  The Notes to Financial Statements are an integral part of these statements.

                      ALL CITY COMMUNICATION COMPANY, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                             COMMON       PAID-IN      ACCUMULATED
                                                              STOCK       CAPITAL        DEFICIT          TOTAL
                                                           -----------  ------------  --------------  --------------
Balance at December 31, 1991.............................   $       1   $    958,881  $   (4,746,014) $   (3,787,132)
  Capital contribution (Note 6)..........................         500      1,618,331        --             1,618,831
  Net loss...............................................      --            --           (3,345,705)     (3,345,705)
                                                                -----   ------------  --------------  --------------
Balance at December 31, 1992.............................         501      2,577,212      (8,091,719)     (5,514,006)
  Net loss...............................................      --            --           (2,468,510)     (2,468,510)
                                                                -----   ------------  --------------  --------------
Balance at December 31, 1993.............................         501      2,577,212     (10,560,229)     (7,982,516)
  Net loss...............................................      --            --           (1,978,127)     (1,978,127)
                                                                -----   ------------  --------------  --------------
Balance at December 31, 1994.............................         501      2,577,212     (12,538,356)     (9,960,643)
                                                                -----   ------------  --------------  --------------
  Net loss (unaudited)...................................      --            --             (270,730)       (270,730)
                                                                -----   ------------  --------------  --------------
Balance at March 31, 1995................................   $     501   $  2,577,212  $  (12,809,086) $  (10,231,373)
                                                                -----   ------------  --------------  --------------
                                                                -----   ------------  --------------  --------------

  The Notes to Financial Statements are an integral part of these statements.

                      ALL CITY COMMUNICATION COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                           THREE MONTHS
                                                               ENDED             YEAR ENDED DECEMBER 31,
                                                             MARCH 31,    -------------------------------------
                                                               1995          1994         1993         1992
                                                           -------------  -----------  -----------  -----------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss...............................................   $  (270,730)  $(1,978,127) $(2,468,510) $(3,345,705)
  Adjustments to reconcile net loss to net cash provided
   by (used for) operating activities:
    Depreciation and amortization........................       200,483     1,225,004    1,402,443    2,469,738
    Provision for doubtful accounts......................       --            (25,000)      25,000      (28,065)
    Provision for obsolete inventory.....................       --            --           --             7,000
    Provision for obsolete pagers........................       --            --            84,000      --
    (Gain) loss on sale of property and equipment........          (481)       (5,160)     (49,952)      43,607
    Deferred interest....................................       357,675     1,399,932    1,434,546      776,886
    (Increase) decrease in:
      Accounts receivable................................         6,942        64,590      (87,825)     207,155
      Inventories........................................       (12,248)        2,438        4,402       (6,861)
      Other current assets...............................        16,942        19,637      (37,367)       4,680
    Increase (decrease) in:
      Accounts payable...................................      (160,606)      165,139      106,797      196,356
      Customer deposits..................................          (791)       (4,882)      (9,545)       6,368
      Accrued salaries, taxes and benefits...............        12,422           490      (31,540)      (6,334)
      Accrued interest...................................       --            --            (4,116)    (159,990)
      Accrued income tax.................................       --            --                25      --
      Other current liabilities..........................        57,435       (50,315)      13,901       27,542
                                                           -------------  -----------  -----------  -----------
        Net cash provided by operating activities........       207,043       813,746      382,259      192,377
                                                           -------------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and equipment...........        28,742       222,586      180,560       38,620
  Purchase of property and equipment.....................      (160,411)     (933,920)    (795,072)    (662,761)
  Payment for noncompete agreement.......................       --            --           --          (800,000)
                                                           -------------  -----------  -----------  -----------
        Net cash used in investing activities............      (131,669)     (711,334)    (614,512)  (1,424,141)
                                                           -------------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on long-term borrowings.......................       (75,000)     (330,577)  (1,432,169)  (6,578,687)
  Financing costs paid...................................       --            (66,906)    (114,880)    (165,992)
  Proceeds from long-term borrowings.....................       --            234,379    1,783,231    6,561,226
  Payment on deferred interest...........................       --            --           --          (703,373)
  Net proceeds from contribution of capital..............       --            --           --         1,618,831
  Covenant not-to-compete................................       --            --           --           300,000
  Transfer of leased pagers to pager inventory, net of
   accumulated depreciation..............................       --            --           --           124,626
                                                           -------------  -----------  -----------  -----------
        Net cash provided by (used for) financing
         activities......................................       (75,000)     (163,104)     236,182    1,156,631
                                                           -------------  -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents.....           374       (60,692)       3,929      (75,133)
Cash and cash equivalents -- beginning...................           600        41,292       37,363      112,496
                                                           -------------  -----------  -----------  -----------
Cash and cash equivalents -- ending......................   $       974   $   (19,400) $    41,292  $    37,363
                                                           -------------  -----------  -----------  -----------
                                                           -------------  -----------  -----------  -----------
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid during the year for interest.................   $    38,656   $   190,618  $   157,474  $ 1,587,365
                                                           -------------  -----------  -----------  -----------
                                                           -------------  -----------  -----------  -----------

  The Notes to Financial Statements are an integral part of these statements.

                      ALL CITY COMMUNICATION COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

    All City Communication Company, Inc. was incorporated in the State of Wisconsin and is headquartered in Milwaukee, Wisconsin. The Company maintains divisions in Milwaukee and Green Bay, Wisconsin. The Company is principally engaged in the business of offering telecommunication services to customers in Wisconsin, including paging, voice mail, cellular and telephone answering services. The Company grants short-term credit to these customers. Consequently, the Company's ability to collect the amounts due from customers is affected by economic conditions in Wisconsin.

CASH AND CASH EQUIVALENTS

    Cash equivalents consist of short-term, highly liquid investments with maturities of less than three months.

INVENTORY

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis (FIFO). As of December 31, 1994, 1993 and 1992, inventories have been reduced by approximately $7,000 each year to reflect estimated market value.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost less accumulated depreciation and amortization. Provisions for depreciation and amortization are determined on a straight-line basis over the estimated useful lives of the assets for financial accounting purposes and accelerated methods for income tax purposes. Depreciation is calculated over the estimated useful lives as follows:

Transmitting equipment....................................    5 years
Pagers....................................................    5 years
Furniture and fixtures....................................    5 years
Computers.................................................    5 years
Leasehold improvements....................................   10 years

    The Company's policy is to record a reserve for potentially obsolete equipment that may not have a secondary market value. As of December 31, 1994, the reserve was $84,000.

    Maintenance and repair costs are charged to expense as incurred, and improvements which extend the useful life of the assets are capitalized.

INTANGIBLE ASSETS

    Intangible assets are stated at cost less accumulated amortization. Amortization is provided on a straight-line basis over the estimated lives of such assets. Specific intangible assets and the manner in which their estimated lives were determined are:

        COVENANT NOT-TO-COMPETE: The Company entered into noncompetition agreements with former owners of acquired entities. The values of these agreements are being amortized over the lives of the contracts ranging between three and five years. Amortization for the three years ending
    December  31,  1994,  1993 and  1992  was $300,000,  $328,333  and $203,333,
    respectively.

        FINANCING COSTS: Financing costs represent the costs incurred during refinancing and are being amortized over the four-year term of the debt obligations. Amortization for the three years ending December 31, 1994, 1993 and 1992 was $28,720, $151,509 and $123,105, respectively.

                      ALL CITY COMMUNICATION COMPANY, INC.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        CUSTOMER LISTS: Customer lists acquired in connection with the acquisitions are being amortized over two to three years, the average number of years of customer retention. Amortization for the years ending December 31, 1994, 1993 and 1992 was $0, $96,712 and $1,416,146, respectively.

INCOME TAXES

    The Company computes and records income taxes payable based upon the determination of taxable income for financial statement purposes. Where income, expenses and income tax credits are recognized in different periods for financial statement and income tax purposes, deferred tax assets and liabilities are provided. These differences relate primarily to depreciation and amortization and the realization of net operating loss carryforwards.

    The Company has adopted the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), issued by the Financial Accounting Standards Board.

NOTE 2 -- LONG-TERM DEBT
    The long-term debt at December 31, 1993, consisted of the following:

                                                                                                        DECEMBER 31,
                                                                                           ---------------------------------
                                                                                              1994       1993         1992
                                                                                           ----------  ---------    --------
Note payable -- bank, payable in quarterly installments of $75,000 and annual installments equal to 50% of the Company's excess cash flow payable on April 30, 1995 and every year thereafter with a final payment of all unpaid principal and accrued interest on June 30, 1997. Interest is payable monthly at the bank's base rate plus an amount equal to 3% per annum if the ratio of senior debt to operating cash flow is 2 to
 1 or greater, 2.5% per annum if the ratio of senior debt to operating cash flow is less than 2 to 1 but equal to or greater than 1.25 to 1, and 2% per annum if the ratio of
 senior debt to operating cash flow is less than 1.25 to 1...............................   $1,400,000  $1,700,000  $  660,000

Covenant-not-to-compete -- the balance is a current obligation that was deferred as of
 December 31, 1993. This covenant-not-to-compete is subordinated to the subordinated note purchase agreement. All payments are deferred until full payment of the subordinated
 note unless otherwise provided through subsequent debt agreements.......................      300,000     300,000       --

Secured equipment notes -- to financial service corporations, bearing interest from 12%
 to 13%, payable in monthly installments. Secured by paging equipment....................      164,566      --         688,938

Subordinated note -- purchase agreement bearing interest at 25%. The original agreement provided for the deferral of quarterly interest payments at 7%, additional interest at
 18%, and principal until January 15, 1996. The note purchase agreement is subordinated to the existing debt agreements. Pursuant to existing debt agreements, all interest and principal are deferred until January 15, 1996 unless otherwise provided through
 subsequent debt agreements..............................................................    5,538,194   5,538,194   5,538,194

Deferred interest on subordinated note...................................................    3,611,365   2,211,432     776,886
                                                                                           -----------  ----------  ----------
                                                                                            11,014,125   9,749,626   7,664,018
Less current maturities..................................................................      336,499     300,000     486,303
                                                                                           -----------  ----------  ----------
                                                                                           $10,677,626  $9,449,626  $7,177,715
                                                                                           -----------  ----------  ----------
                                                                                           -----------  ----------  ----------

    Aggregate maturities or payments required on principal under long-term obligations for each of the succeeding years are as follows:

1995...................................................  $   336,499
1996...................................................    9,790,831
1997...................................................      844,096
1998...................................................       29,319
1999...................................................       13,380
                                                         -----------
                                                         $11,014,125
                                                         -----------
                                                         -----------

                      ALL CITY COMMUNICATION COMPANY, INC.

NOTE 2 -- LONG-TERM DEBT (CONTINUED)
    The note payable -- bank is secured by a first priority security interest in all tangible and intangible personal property owned by the Company, first priority perfected collateral assignments of real estate leases in which the Company has an interest, first priority mortgages with respect to all real estate owned by the Company and a first priority pledge of all of the stock of the Company.

    In addition to the various security agreements, the Company is subject to the following loan covenants:

    1. Maintain minimum senior debt service coverage ratio of at least 2.25 to 1 through June 30, 1994, 2 to 1 through June 30, 1995, 1.5 to 1 through December 31, 1995, and 1.25 to 1 thereafter.

    2. Maintain minimum senior debt to cash flow ratio of at least 1.5 to 1 through December 31, 1995 and 2 to 1 thereafter.

    3. Maintain minimum operating cash flow to fixed charges for a period of three consecutive months ranging from at least .70 to 1 through 1.10 to 1 for the term of the loan.

NOTE 3 -- OPERATING LEASES
    The Company leases tower sites and office space under noncancellable lease agreements. Some of these agreements terminate at various times over a period of years ending October 31, 1998. The remaining leases are on a month-to-month basis.

    The following  is a  schedule  by year  of  future minimum  rental  payments
required   under   the  operating   leases  that   have  initial   or  remaining
noncancellable lease terms in excess of one year as of December 31, 1994:

Year Ending December 31,
  1995....................................................   $ 57,481
  1996....................................................     23,831
  1997....................................................     18,513
  1998....................................................     16,067
                                                             --------
  Total minimum payments required.........................   $115,892
                                                             --------
                                                             --------

NOTE 4 -- 401(K) SAVINGS AND PROFIT SHARING PLAN
    Effective February 1, 1991, the Company adopted a 401(k) savings plan that covers all full-time employees. The Company elected to match 25% of the first 6% of employee voluntary contributions. Employee voluntary contributions are 100% vested. Company contributions are subject to the following vesting schedule:

YEARS OF SERVICE                                                              % VESTED
- --------------------------------------------------------------------------  -------------
1.........................................................................          20%
2.........................................................................          40%
3.........................................................................          60%
4.........................................................................          80%
5.........................................................................         100%

    Total contributions were as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     -------------------------------
                                                       1994       1993       1992
                                                     ---------  ---------  ---------
Employee voluntary contributions...................  $  20,364  $  30,597  $  32,447
Company matching contributions.....................  $   4,858  $   8,677  $   7,888

                      ALL CITY COMMUNICATION COMPANY, INC.

NOTE 5 -- CONTINGENT LIABILITIES

    SELF FUNDED HEALTH INSURANCE:

    The Company's group medical coverage is a partially self-funded plan. The Company pays medical claims for participants up to a maximum of $7,500 per person and $120,000 plan aggregate. Medical claims in excess of $7,500 per person are covered by insurance. The estimated potential cost to the Company for the plan year ending May 1, 1995 is $140,205, including premiums of $20,205 and claims of $120,000. The Company has paid or accrued $31,740 of claims for the plan year ending May 1, 1995. As a result, the contingent liability is $88,260.

    FEDERAL COMMUNICATIONS COMMISSION LICENSING:

    The Company filed a voluntary disclosure letter with the Federal Communications Commission regarding a number of licensing violations that had been discovered during a system audit conducted in contemplation of the sale of the paging operation. The Company is cooperating fully with the Federal Communications Commissions in resolving these matters. The Federal Communications Commission staff is in the process of reviewing the Company's situation. It is the opinion of legal counsel that the Federal Communications Commission may impose various fines in connection with these pending violations. The amount of the fines, if any, cannot be determined as of the date of this report. However, management estimates that any fines imposed may total between $25,000 and $100,000.

NOTE 6 -- CORPORATE RESTRUCTURING
    On June 5, 1992, the Company entered into a restructuring agreement with its lenders and former parent corporation, Shoreland Communications, Inc. (Shoreland). In accordance with the restructuring plan, Shoreland contributed capital and certain assets to the Company and distributed the common stock of the Company to Shoreland's common stockholders. The Company subsequently acquired securities of Shoreland from the current subordinated note holder. These securities were then purchased from the Company by Shoreland. Proceeds from these transactions were used to repay existing long-term obligations.

NOTE 7 -- INCOME TAXES
    Effective January 1, 1993, All City Communication Company, Inc. adopted SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

    The provisions of tax expense for the year ended December 31, 1994 are presented as follows:

State.................................................................  $25
                                                                        ---
                                                                        ---

    The net current deferred tax asset and the net noncurrent deferred tax liability in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities.

Deferred tax asset..............................................  $4,238,000
Valuation allowance.............................................  (4,238,000)
                                                                  ----------
  Net deferred tax asset........................................  $        0
                                                                  ----------
                                                                  ----------
Deferred tax liability..........................................  $        0
                                                                  ----------
                                                                  ----------

                      ALL CITY COMMUNICATION COMPANY, INC.

NOTE 7 -- INCOME TAXES (CONTINUED)
    After considering all of the evidence, both positive and negative, management has concluded it is more likely than not that all future tax benefits will not be realized. Therefore, a valuation allowance is needed for the deferred tax asset. The balance in the valuation allowance as of December 31, 1993, was $3,350,000; and therefore, there was a change in the valuation allowance this period of $888,000.

    The deferred tax asset results from net operating loss carryforwards.

    The Company has the following approximate tax carryforwards to offset future taxable income.

                                                                     AMOUNT
                                                          ----------------------------
                                                             FEDERAL       WISCONSIN    EXPIRATION DATE
                                                          -------------  -------------  ---------------

Net operating loss carryforward.........................   $11,907,000    $11,907,000     2005-2010

NOTE 8 -- CONTINGENCY

    GOING CONCERN ASSUMPTION AND PENDING SALE:

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has a stockholders' deficit of $9,960,642. During 1994, the Company contracted to sell its radio paging system including cellular telephone, voice mail and centrex operations which should provide sufficient capital to repay debt and provide working capital for remaining operations. Management anticipates that the sale will close during 1995.